UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 25, 2022

ALKAMI TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware     001-40321     45-3060776
(State or Other Jurisdiction of Incorporation) (Commission File Number)     (I.R.S. Employer Identification Number)

5601 Granite Parkway, Suite 120, Plano, TX 75024
(Address of Principal Executive Offices) (Zip Code)
(877) 725-5264
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALKT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 25, 2022, Alkami Technology, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Segmint Inc. (the “Seller”). The Seller operates a marketing analytics and messaging delivery platform with patented software that enables financial institutions and merchants to understand and leverage data, interact with customers, and measure results.

Pursuant to the terms of the Merger Agreement, the Company has agreed to acquire the Seller for a closing purchase price of $135,500,000. Pursuant to the Merger Agreement, Seller will be merged with and into a wholly owned subsidiary of the Company (“Merger Sub”), with Seller surviving as a wholly owned subsidiary of the Company. The purchase price is subject to adjustment based on Seller’s net working capital amount and other customary adjustments at closing. In addition, a portion of the purchase price will be placed into escrow to secure certain post-closing indemnification obligations in the Merger Agreement.

The closing is subject to customary closing conditions and the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and is currently expected to occur in the second quarter of 2022.

Each of the Company, Merger Sub and Seller made customary representations and warranties and agreed to customary covenants in the Merger Agreement. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the parties and may be subject to important qualifications and limitations agreed to by the parties in connection with the negotiated terms. Moreover, some of those representations and warranties (a) may not be accurate or complete as of any specified date, (b) may be subject to a contractual standard of materiality different from those generally applicable to stockholders or (c) may have been used for purposes of allocating risk among the parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 and is incorporated into this report by reference.

Item 8.01 Other Events.

On March 28, 2022, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
2.1*	Merger Agreement, dated March 25, 2022, among Alkami Technology, Inc. and Segmint Inc.
99.1	Press Release announcing the acquisition, dated March 28, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Alkami Technology, Inc.

Date:	March 28, 2022	By:	/s/ W. Bryan Hill
W. Bryan Hill
Chief Financial Officer